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AGGREGATE PAYMENT SCHEDULE

Household Finance Corporation
Household Auto Receivables Corporation 1999-1
Household Automobile Revolving Trust I

Original Principal Class A
   Class A-1                        147,000,000
   Class A-2                        180,220,000
   Class A-3                        156,010,000
   Class A-4                        179,050,000
Number of Class A Bonds (000's)
   Class A-1                            147,000
   Class A-2                            180,220
   Class A-3                            156,010
   Class A-4                            179,050


Distribution Date                                    1999

CLASS A
Class A-1 Principal Distribution                119,474,320.05
Class A-1 Interest Distribution                   2,329,587.20
Class A-2 Principal Distribution                          0.00
Class A-2 Interest Distribution                   5,267,910.70
Class A-3 Principal Distribution                          0.00
Class A-3 Interest Distribution                   4,965,148.26
Class A-4 Principal Distribution                          0.00
Class A-4 Interest Distribution                   5,986,487.01

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